Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D with respect to the shares of common stock, $0.001 par value, of Vericity, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934. The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated:  August 9, 2019

Apex Holdco L.P.

By:	Apex Holdco GP LLC, its general partner

By:	/s/ Todd Freebern
Name: Todd Freebern
Title: Treasurer

Apex Holdco GP LLC

By:	/s/ Eric Rahe
Name: Eric Rahe
Title: Vice President

JCF Associates IV L.P.

By:	JCF Associates IV Ltd., its general partner

By:	/s/ J. Christopher Flowers
Name: J. Christopher Flowers
Title: Director

JCF Associates IV Ltd.

By:	/s/ J. Christopher Flowers
Name: J. Christopher Flowers
Title: Director

J. Christopher Flowers

/s/ J. Christopher Flowers